Exhibit (l)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 14, 2014

GAMCO Global Gold, Natural Resources & Income Trust

One Corporate Center

Rye, New York 10580-1422

RE:	GAMCO Global Gold, Natural Resources & Income Trust
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to the GAMCO Global Gold, Natural Resources & Income Trust, a Delaware statutory trust (the “Company”), in connection with the Registration Statement on Form N-2 filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 26, 2014, under the Securities Act of 1933, as amended (the “Securities Act”), as amended by pre-effective Amendment No. 1 to the Registration Statement being filed by the Company herewith (as amended, the “Registration Statement”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of securities of the Company, consisting of: (i) common shares of the Company, par value $0.001 per share (the “Common Shares”); and (ii) preferred shares of the Company, par value $0.001 per share, to be issued in one or more series (the “Preferred Shares”). The Common Shares and Preferred Shares are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement; (ii) the Certificate of Trust of the Company, certified by the Secretary of State of the State of Delaware and certified by the Secretary of the Company (the “Certificate”), (iii) the Third Amended and Restated Agreement and Declaration of Trust of the Company, dated as of February 16, 2011, as amended and in effect as of the date hereof, certified by the Secretary of the Company (the “Charter”); (iv) the Third Amended and Restated By-laws of the Company, as amended and in effect as of the date hereof, certified by the Secretary of the Company (the “By-Laws”); and (v) certain resolutions of the Board of Trustees of the Company (the “Board of Trustees”) relating to the issuance, sale and registration of the Offered Securities, certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Offered Securities, will not, (a) violate, conflict with, or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority or (b) require any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that the Certificate, Charter and Bylaws are the only governing instruments, as defined under the Delaware Statutory Trust Act (the “DSTA”), of the Company.

Our opinions set forth herein are limited to the DSTA (“Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any Common Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary statutory trust action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (v) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Charter and the By-Laws so as not to violate any applicable law, the Charter or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) certificates representing the Offered Common Shares are duly executed, countersigned, registered in the Company’s share registry and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any Common Shares duly issued upon conversion, exchange or exercise of any Offered Preferred Shares offered under the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement, if any, with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Offered Preferred Shares, will be duly authorized by all requisite statutory trust action under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Common Share.

2. With respect to any Preferred Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary statutory trust action to fix and determine the terms of the Offered Preferred Shares, and the consideration to be received therefor and related matters, (v) the terms of the issuance and sale of the Offered Preferred Shares have been duly established in conformity with the Charter and the By-Laws so as not to violate any applicable law, the Charter or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vii) certificates representing the Offered Preferred Shares are duly executed, countersigned, registered in the Company’s share registry and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any Offered Preferred Shares offered under the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement, if any, with respect to the Offered Preferred Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Offered Preferred Shares will be duly authorized by all requisite statutory trust action under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Preferred Share.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher

     & Flom LLP